UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 30, 2005
(Date of earliest event reported)
________________________________

SEQUIAM CORPORATION
(Exact Name of Registrant as Specified in Charter)
________________________________

California	333-45678	33-0875030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sunport Lane
Orlando, Florida 32809
(Address of Principal Executive Offices)

(407) 541-0773
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

On November 30, 2005, Sequiam Corporation (the “Company”) closed a preferred stock transaction with seven institutional investors, collectively the purchasers (“Purchasers”) pursuant to which the Company issued 1,575 shares of its Series A preferred stock, par value $0.001 per share (the “Preferred Stock”) with a stated per share value of $1,000 for total proceeds of $1,575,000 (the “Offering”). The Company also issued to the Purchasers a warrant exercisable into 7,500,000 shares of the Company’s common stock (the “Warrants”).

The Preferred Stock is non-voting and entitles the Purchasers to receive a 9% cumulative dividend payable semiannually. The Preferred Stock is convertible into 7,500,000 common shares of the Company at a fixed price of $0.21 per share.

In connection with the Offering, the Purchasers received Warrants to purchase up to an aggregate of 7,500,000 shares of the Company’s common stock at $0.33 per share. All stock conversion prices and exercise prices are subject to adjustment for stock splits, stock dividends or similar events. The Company also agreed to file a registration statement with the U.S. Securities and Exchange Commission covering the shares issuable upon the conversion of the Preferred Stock and exercise of the Warrant.

In the Company’s opinion, the issuance and sale of the Preferred Stock and the Warrants were exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act. The Purchasers are accredited investors. The securities are not subject to resale except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Purchasers had an opportunity to ask management questions about the Company and had adequate access to information about the Company. No sales of securities involved the use of an underwriter and no commissions were paid in connection with the issuance or sale of any securities.

The principal documents involved in the transaction are a Securities Purchase Agreement, a certificate of Determination of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, a Registration Rights Agreement, a Common Stock Purchase Warrant, and an Escrow Deposit Agreement, each of which is dated as of November 30, 2005 and a copy of which is attached hereto as an exhibit to this report.

The attached Securities Purchase Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company. The attached Securities Purchase Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the attached Securities Purchase Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the attached Securities Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the attached Securities Purchase Agreement.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02.	Unregistered Sales of Equity Securities.

Since the Company filed its Form 10-QSB for the quarter ended September 30, 2005, it has issued 7,500,000 shares of common stock upon conversion of the Preferred Stock and Warrants to purchase a total of 7,500,000 shares of the common stock of the Company which constitutes more than five percent of the total number of shares outstanding as of November 30, 2005.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

4.1	Securities Purchase Agreement dated November 30, 2005, between Sequiam Corporation and the Purchasers.

4.2	Certificate of Determination of Preferences Rights and Limitations of Series A 9% Convertible Preferred Stock, dated November 30, 2005.

4.3	Registration Rights Agreement, dated November 30, 2005, by and between Sequiam Corporation and the Purchasers.

4.4	Common Stock Purchase Warrant dated November 30, 2005.

10.1	Escrow Deposit Agreement, dated November 30, 2005, by and between Sequiam Corporation and vFinance Investments, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUIAM CORPORATION

Date:	November 30, 2005	By:	/s/ Mark L. Mroczkowski
		Name:	Mark L. Mroczkowski
		Title:	Senior Vice President and Chief Financial Officer